Exhibit 99.1

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

      In connection with the Annual Report of Regeneron Pharmaceuticals, Inc. (the “Company”) on Form 10-K for the annual period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Leonard S. Schleifer, M.D., Ph.D., as Chief Executive Officer of the Company, and Murray A. Goldberg, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ LEONARD S. SCHLEIFER

Leonard S. Schleifer, M.D., Ph.D.
Chief Executive Officer
March 31, 2003

/s/ MURRAY A. GOLDBERG

Murray A. Goldberg
Chief Financial Officer
March 31, 2003

      This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.